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                        STANFORD TELECOMMUNICATIONS, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 26, 1996

     James J. Spilker, Jr. and Gary Wolf, or either of them each with the power of substitution , are hereby authorized to represent and vote as designated on the reverse side the shares of the undersigned at the Annual Meeting of Stockholders of Stanford Telecommunications, Inc. to be held on Wednesday, June 26, 1996, or at any adjournment of the Annual Meeting.

     YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares, and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement relating to the June 26, 1996 Annual Meeting of Stockholders.

     Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have the authority to vote "FOR" the election of directors and "FOR" Items 2 and 3.

     PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

Reverse of Proxy:

/X/     Please mark
        votes as in
        this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2 AND 3.

1.   Election of Directors.

NOMINEES: Michael Berberian, John W. Brownie, P. Marshall Fitzgerald, Milton W. Holcombe, Val P. Peline, Leonard Schuchman, James J. Spilker, Jr., C. Jerome Waylan

            / /          FOR                  / /   WITHHELD
                         ALL                        FROM ALL
                       NOMINEES                     NOMINEES

/ /                                                MARK HERE     / /
                                                   FOR ADDRESS
        -------------------------------------      CHANGE AND
        For all nominees except as noted above     NOTE BELOW

2.  Amendment of the Company's Certificate         FOR     AGAINST   ABSTAIN
    of Incorporation to increase the number        / /       / /       / /
    of authorized shares of Common Stock from 15,000,000 to 25,000,000.

3.  Ratification of the appointment of             FOR     AGAINST   ABSTAIN
    of Arthur Andersen LLP as the Company's        / /       / /       / /
    independent auditors for the current
    fiscal year.

4.  Upon any other matters which might properly come before the meeting.

Please sign exactly as your
name appears on this proxy.  If      Signature:                 Date
signing for estates, trusts or                  ---------------      ----------
corporations, title and              Signature:                 Date
capacity should be stated.  If                  ---------------      ----------
shares are held jointly, each
holder should sign.